Sub-Item 77Q1 (e)

The Dreyfus/Laurel Funds Trust

Dreyfus Equity Income Fund (the "Fund")

An amended Management Agreement for the Fund, dated December 20, 2005, as amended May 1, 2017, is filed herewith.